Exhibit 10.3

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), is entered into as of March 13, 2013, by and between Pacira Pharmaceuticals, Inc., a California corporation (the “Company”) and Kristen Williams (“Employee”).

RECITALS

A.     The Parties desire to amend the Employment Agreement, dated November 29, 2012, by and between the Company and Employee (the “Original Agreement”).

B. On March 5, 2013 the Compensation Committee of Pacira Pharmaceuticals, Inc., a Delaware corporation and parent company to the Company, approved amending the Original Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Amendment and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.    Amendment to the Original Agreement. Section 3(c)(i) of the Original Agreement is hereby amended and restated as follows:

“(i) the Employee shall be entitled to receive (A) continuing payments of the then effective Base Salary for a period of twelve (12) months beginning on the Payment Commencement Date and payable in accordance with the Company’s payroll policies, (B) in lieu of the Targeted Incentive Bonus, a bonus payment in the amount of twenty-five percent (25%) of Employee’s then current Base Salary payable in one lump sum on the Payment Commencement Date and (C) the benefits set forth in Section 3(e)”

2.    Conflicts; Original Agreement in Full Force and Effect as Amended. If there is any conflict between the provisions of this Amendment and those in the Original Agreement, the provisions of this Amendment govern. Capitalized terms used and not defined herein have the same meanings as defined in the Original Agreement. Except as expressly amended hereby, all other terms and provision of the Original Agreement remain in full force and effect.

3.    Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic “pdf” transmission shall be equally effective as delivery of a manually executed counterpart of a signature page to this Amendment.

5.    Applicable Law. This Amendment shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to conflicts of law principles.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

PACIRA PHARMACEUTICALS, INC., a
California corporation

By: /s/ David Stack
David Stack
President and Chief Executive Officer

Employee

/s/ Kristen Williams
Kristen Williams